UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Rd., Mocksville, North Carolina (Address of Principal Executive Office)	27028 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02(e):   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2024, the stockholders of the Company approved the Amended and Restated 22nd Century Group, Inc. 2021 Omnibus Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance by five million (5,000,000). The Plan was filed as Appendix B to the Company’s definitive proxy statement filed April 29, 2024 and the terms thereof are incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of Stockholders of 22nd Century Group, Inc. was held on Friday, June 28, 2024. The matters voted upon and the results of the vote were as follows:

(1)	Proposal One: To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors. In accordance with the voting results listed below, the charter amendment was not approved.

For	Against	Abstain	Broker non-votes
685,689	69,180	3,879	1,595,154

(2)	Proposal Two: Because the Charter Amendment (Proposal One) was not approved by the stockholders, the proposal to elect four (4) directors to the Board of Directors was not submitted to a vote.

(3)	Proposal Three: To elect one Class I director, Andy Arno, to serve until the 2027 annual meeting of the stockholders and until his respective successor has been elected and qualified. In accordance with the voting results listed below, the nominee was elected to serve as director.

Nominee for Director	For	Withheld	Broker non-votes
Andy Arno	652,799	105,949	1,595,154

(4)	Proposal Four: To approve an advisory resolution approving executive compensation for fiscal year 2023. In accordance with the voting results listed below, the Company’s executive compensation for fiscal year 2023 has been approved.

For	Against	Abstain	Broker non-votes
636,228	113,622	8,898	1,595,154

(5)	Proposal Five: To approve an amendment and restatement of the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan which shall increase the number of shares authorized for issuance by five million (5,000,000). In accordance with the voting results listed below, the amendment to the 2021 Omnibus Incentive Plan was approved.

For	Against	Abstain	Broker non-votes
575,226	177,742	5,780	1,595,154

(6)	Proposal Six: To approve the Warrants dated April 9, 2024 and the shares issuable upon exercise of the warrants pursuant to Rule 5635(d) of the Nasdaq Stock Market. In accordance with the voting results listed below, the warrants and shares issuable upon exercise of the warrants were approved.

For	Against	Abstain	Broker non-votes
626,626	126,595	5,527	1,595,154

(7)	Proposal Seven: To approve the Voluntary Conversion Option in the Debentures dated March 3, 2023, as amended December 22, 2023, pursuant to Rules 5635(b) and 5635(d) of the Nasdaq Stock Market. In accordance with the voting results listed below, the Voluntary Conversion Option was approved.

For	Against	Abstain	Broker non-votes
655,189	95,561	7,998	1,595,154

(8)	Proposal Eight: To ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accountants for 2024. In accordance with the voting results listed below, Freed Maxick CPAs, P.C. will serve as the independent registered certified public accountants for the year 2024.

For	Against	Abstain	Broker non-votes
2,141,259	201,369	11,274	0

(9)	Proposal Nine: To approve the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of the Charter Amendment (Proposal 1), the amendment and restatement of our 2021 Omnibus Incentive Plan (Proposal 5), the approval of the Warrants (Proposal 6) or the approval of the Voluntary Conversion Option (Proposal 7). In accordance with the voting results listed below, the adjournment was approved.

For	Against	Abstain	Broker non-votes
632,360	121,048	5,340	1,595,154

Item 9.01(d): Financial Statements and Exhibits.

Exhibit 10.1	Amended and Restated 2021 Omnibus Incentive Plan (incorporated by reference from Appendix B to the definitive proxy statement filed on April 29, 2024)
Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence Firestone
Date: June 28, 2024	Lawrence Firestone
Chief Executive Officer